Exhibit 23.1



                  CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50508) pertaining to the Maxicare Health Plans, Inc. 1990 Stock Option Plan, stock option agreements with Peter J. Ratican dated December 5, 1990 and February 25, 1992, and stock option agreements with Eugene L. Froelich dated December 5, 1990 and February 25, 1992; and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12803) pertaining to the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, the Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, Maxicare Health Plan,
Inc. 1995 Stock Option Plan, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Peter J. Ratican dated as of February 27, 1995 and the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Eugene L. Froelich dated as of February 27, 1995 of our report dated February 7, 1997 with respect to the 1996 consolidated financial statements and schedules of Maxicare Health Plans, Inc. in its annual report on Form 10-K for the year ended December 31, 1996.




                                 ERNST & YOUNG LLP




Los Angeles, California
March 27, 1997


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